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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-31697, 33-37409, 33-43914, 33-47453, 33-53990, 33-60464, 33-
71862, 33-83148, 33-65495, 333-16417, 333-42693, 333-72573, 333-88347, 333-
88345, and 333-89243) pertaining to the following: the Cirrus Logic, Inc. Amended 1987 Stock Option Plan; the Cirrus Logic, Inc. Amended 1989 Employee Stock Purchase Plan; the Cirrus Logic, Inc. Amended 1990 Directors' Stock Option Plan; the Cirrus Logic, Inc. Amended 1991 Non-qualified Stock Option Plan; the Cirrus Logic, Inc. Amended 1996 Stock Plan; the Crystal Semiconductor Corporation 1987 Incentive Stock Option Plan; the PicoPower Technology Inc. 1992 Stock Option Plan; and the AudioLogic, Inc. 1992 Stock Option Plan; and in the Registration Statements (Form S-3 No. 333-23553, 333-32964, and 333-86561) of Cirrus Logic, Inc. and in the related Prospectuses of our report dated April 25, 2000, with respect to the consolidated financial statements and schedule of Cirrus Logic, Inc. included in this Annual Report (Form 10-K) for the year ended March 25, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young llp

Austin, Texas
June 21, 2000